                                                                   Exhibit 10.22

                   SALESFORCE.COM SOLUTIONS PROGRAM AGREEMENT

This Salesforce.com Solutions Program Agreement ("Agreement") is made and entered into as of May 21, 2004 ("Effective Date"), by and between SALESFORCE.COM, INC., a Delaware corporation having a principal place of business at The Landmark @ One Market, Suite 300, San Francisco, CA 94105 ("SFDC") and WEBSIDESTORY, INC., a Delaware corporation having a principal place of business at 10182 Telesis Court, 6th Floor, San Diego, CA 92121 ("Partner").

      WHEREAS, Partner desires to participate in SFDC's Solutions Program (the "Program"), which is a marketing and support program made up of independent software and Web services vendors offering products and services to users of the SFDC Service that complement, interoperate with and otherwise extend and add value to the SFDC Service.

      NOW THEREFORE, the parties hereby agree as follows:

1. DEFINITIONS

1.1 "Confidential Information" means all proprietary or confidential material or information disclosed orally or in writing by the disclosing party to the receiving party, including the terms and conditions of this Agreement, that is designated as proprietary or confidential or that reasonably should be understood to be proprietary or confidential given the nature of the information and the circumstances of the disclosure; provided, that Confidential Information shall not include any information or material that: (i) was or becomes generally known to the public without the receiving party's breach of any obligation owed to the disclosing party; (ii) was or subsequently is independently developed by the receiving party without reference to Confidential Information of the disclosing party; (iii) was or subsequently is received from a third party who obtained and disclosed such Confidential Information without breach of any obligation owed to the disclosing party; or (iv) is required by law to be disclosed (in which case the receiving party shall give the disclosing party reasonable prior notice of such compelled disclosure and reasonable assistance, at disclosing party's expense, should disclosing party wish to contest the disclosure or seek a protective order).

1.2 "Partner Products" means products and services offered by Partner in connection with the Program.

1.3 "Partner Site" means the site located at www.WebSideStory.com and any other websites through which Partner offers products or services.

1.4 "Sforce API" means the Web services-based application programming interface
(API) for the SFDC Service.

1.5 "SFDC Service" means the online, Web-based customer relationship management
(CRM) service, including associated offline components, offered by SFDC via the SFDC Site.

1.6 "SFDC Site" means the websites located at http://www.salesforce.com, http://www.sforce.com and any other websites through which SFDC offers online services.

1.7 "Validated Solution" means a Partner Product that has been tested and validated by SFDC in accordance with a separate Validated Solutions Program Agreement between the parties and that continues to maintain such validation throughout the term of this Agreement.

2. PROGRAM

2.1 DESCRIPTION. The Program shall operate as described in the attached Overview and accompanying exhibits. Partner's Program level shall be as indicated in the signature block below.

2.2 SALES AND SUPPORT. Partner shall be solely responsible for: (i) selling Partner Products; (ii) providing all support (including "level 1" support), maintenance and technical assistance to customers of Partner Products; and (iii) fielding all inquiries relating to Partner Products. Partner shall provide a customer support point of contact to SFDC.

2.3 API. SFDC will provide Partner access to the Sforce API as provided herein. SFDC will also provide a technical point of contact to Partner for development issues.

2.4 COMPETITIVE SERVICES. The parties acknowledge that this Agreement does not restrict either party from offering competitive or similar services to third parties. Notwithstanding the foregoing, Partner agrees that during the term of this Agreement, it will not intentionally promote any non-SFDC CRM services to mutual end users of the SFDC Service and the Partner Products; provided, however, that Partner may provide information to end users regarding non-SFDC CRM services in response to unsolicited requests from such end users.

3. LICENSES, RESTRICTIONS AND OWNERSHIP

3.1 LICENSE GRANT. SFDC hereby grants Partner the nonexclusive right to use and access the Sforce API for the sole purpose of creating interoperability between the Partner Products and the SFDC Service, consistent with the terms of this Agreement. SFDC shall own all right, title and interest in and to the SFDC API and the SFDC Service, including all associated source code, and, subject to the foregoing, Partner shall own all right, title and interest in and to any source code developed by Partner to facilitate interoperability between Partner Products and the SFDC Service ("Partner Source Code"). To the extent such interoperability requires the incorporation of any SFDC source code, SFDC hereby grants to Partner a non-exclusive, worldwide, perpetual, royalty-free license to use such SFDC source code solely in connection with facilitating interoperability between the Partner Products and the SFDC Service.

--------------------------------------------------------------------------------
r20040516                       Confidential                                   1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.2 RESTRICTIONS. Partner shall not: (i) other than with respect to the Partner Products, modify or create any software based on or derived from, in whole or in part, any part of the SFDC Service; or (ii) disassemble, decompile or otherwise reverse engineer any part of the SFDC Service. SFDC shall not: (i) modify or create any software based on or derived from, in whole or in part, any part of the Partner Products; (ii) disassemble, decompile or otherwise reverse engineer any part of the Partner Products; or (iii) modify the SFDC API in a manner that restricts the ability of Partner Products to interoperate with the SFDC Service, unless such modification applies generally to all SFDC solutions partners.

3.3 SECURITY. Neither party shall violate or attempt to violate the security of the other party's products or services. In furtherance of the foregoing, the parties shall not: (i) access data not intended for the parties or log into a server or account which the parties are not authorized to access; (ii) attempt to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without proper authorization; (iii) attempt to interfere with service to any user, host or network, including by means of submitting a virus, overloading, flooding, spamming, mail bombing or crashing.

3.4 SUBLICENSE/TRANSFER. Except as otherwise provided, Partner may not subcontract, sublicense or transfer any of its rights or obligations under this Agreement.

3.5 LIMITED INTEREST. This Agreement does not convey to either party any rights of ownership or any other right, title or interest in or to the other party's products or services, and the parties shall not represent otherwise. Each party reserves the right to change the pricing and other terms and conditions of its products and services at any time without notice to the other party.

3.6 LOG DATA AND USER DATA. Each party shall own all right, title and interest in and to any log data and user data generated in connection with an end user's use of such party's products or services.

4. TRADEMARK CROSS-LICENSE

4.1 LICENSE. Each party hereby grants to the other a worldwide, nonexclusive, nontransferable, non-sublicenseable, royalty-free license to use, in Partner's case, "salesforce.com," "Sforce Validated" and associated logos and, in SFDC's case, Partner's name and associated logos (collectively, "Marks") solely in connection with the other party's rights, duties and obligations under this Agreement.

4.2 USE. Any use of Marks shall be in accordance with the granting party's reasonable trademark usage policies, with proper markings and legends, and subject to the granting party's prior written approval. The granting party may withdraw any approval of any use of its Marks at any time in its sole discretion.

4.3 STANDARDS. During the period of use, the licensed party shall reasonably cooperate with the granting party in facilitating the granting party's monitoring and control of the nature and quality of products and services bearing the granting party's Marks, and shall supply the granting party with specimens of the licensed party's use of the granting party's Marks upon request. If the granting party notifies the licensed party that the licensed party's use of the granting party's Marks is not in compliance with the granting party's trademark policies or is otherwise deficient, then the licensed party shall promptly comply with such policies or otherwise as directed by the granting party. Neither party shall make any express or implied statement or suggestion, or use the other party's Marks in any manner, that dilutes, tarnishes, degrades, disparages or otherwise reflects adversely on the other party or its business, products or services.

4.4 MARK OWNERSHIP. Each party acknowledges that the other party's Marks are and shall remain Marks of the other party. Neither party shall gain any right, title or interest with respect to the other party's Marks by use thereof, and all rights or goodwill associated with the other party's Marks shall inure to the benefit of the other party.

5. REPRESENTATIONS AND WARRANTIES

Each party represents and warrants that: (i) it has the full corporate right, power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) the execution of this Agreement and the performance of its obligations hereunder does not and will not conflict with or result in a breach (including with the passage of time) of any other agreement to which it is a party; (iii) this Agreement has been duly executed and delivered by such party and constitutes the valid and binding agreement of such party, enforceable against such party in accordance with its terms; (iv) it owns its respective products, services and Marks or otherwise has the right to grant the licenses hereunder; (v) to the knowledge of each party, its respective Marks do not and will not infringe any intellectual property rights of any third party; and (vi) its products and services do not infringe any intellectual property rights of any third party.

6. INDEMNIFICATION

6.1 INDEMNIFICATION. Each party shall indemnify, defend and hold harmless the other party and its officers, directors, employees, agents, subcontractors and affiliates from and against any loss, damage or expense (including reasonable attorneys' fees) incurred in connection with any claims, actions, demands, suits or proceedings (collectively, "Claims") made against the other party by a third party and arising out of a breach by the first party of this Agreement (including any representation or warranty contained herein) or the unauthorized disclosure of end user identifying information or data.

6.2 NOTICE. The party seeking indemnification shall: (i) notify the indemnifying party in writing of any Claim as soon as practicable upon knowledge of same;
(ii) give the indemnifying party the opportunity, and full and exclusive authority, to defend, settle or participate in the defense or settlement of the Claim; and (iii) provide to the indemnifying party all reasonable requested assistance (at the indemnifying party's expense); provided, however, that (a) no failure to notify the indemnifying party shall relieve it of its indemnification obligations hereunder except to the extent the indemnifying party can demonstrate detriment attributable to such failure, and (b) the indemnifying party shall not settle any Claim in a way that imposes any obligation or liability on the indemnified party without its prior written consent (which consent will not be unreasonably withheld).

--------------------------------------------------------------------------------
r20040516                       Confidential                                   2

7. DISCLAIMER OF WARRANTIES

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THE FUNCTIONALITY OR AVAILABILITY OF THAT PARTY'S PRODUCTS OR SERVICES. EACH PARTY'S PRODUCTS AND SERVICES ARE PROVIDED "AS IS." EXCEPT AS OTHERWISE PROVIDED, EACH PARTY DISCLAIMS ALL WARRANTIES REGARDING ITS PRODUCTS AND SERVICES, WHETHER, EXPRESS OR IMPLIED, INCLUDING WITH RESPECT TO MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8. LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, WHETHER UNDER TORT, CONTRACT OR ANY OTHER THEORY, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR EACH PARTY'S INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY'S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AGGREGATE OF THE AMOUNTS PAID OR PAYABLE BY EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT.

9. CONFIDENTIALITY

Neither party shall use or disclose any Confidential Information of the other party for any purpose outside the scope of this Agreement, except with the other party's prior written consent. Each party shall protect the other party's Confidential Information in a manner similar to its own Confidential Information (in no event using less than reasonable care). In the event of an actual or threatened breach of a party's confidentiality obligations, the non-breaching party shall have the right, in addition to any other remedies available to it, to seek injunctive relief, it being specifically acknowledged by the breaching party that other remedies may be inadequate.

10. TERM AND TERMINATION

10.1 TERM. The term of this agreement ("Term") shall be for a period of one (1) year from the Effective Date, unless earlier terminated in accordance with this section. Either party may terminate this Agreement at any time, with or without cause, upon thirty (30) days prior written notice to the other party.

10.2 EFFECT OF TERMINATION. Following any termination or expiration of this
Agreement: (i) each party shall continue to maintain the confidentiality of the other party's Confidential Information and shall return all tangible embodiments of same and any equipment, software, and related materials belonging to the other party to that party within 30 days; (ii) any payments owing or accrued as of termination shall be paid within 30 days thereafter; (iii) Partner shall immediately cease all use of, and discontinue providing access to the SFDC Service and shall not enter into any further arrangements with respect to the SFDC Service; and (iv) all licenses granted between the parties are revoked. To the extent possible and at its sole discretion, Partner may maintain the Partner Products for the benefit of existing users, notwithstanding termination or expiration of this Agreement. Any such continuing service shall remain branded solely with Partner's name. Sections 6, 7, 8, 9, 10 and 11 shall survive expiration or earlier termination of this Agreement.

11. GENERAL

11.1 PUBLICITY. Neither party, nor any third party on one party's behalf, shall publish, distribute or otherwise disseminate any press release, advertising or publicity matter having any reference to the other party's products or services or this Agreement, unless and until such matter shall have first been submitted to and approved in writing by the other party, such approval not to be unreasonably withheld or delayed. Where approved by the other party, the parties shall mutually agree on the form, content and timing of any press releases or other publicity.

11.2 DISPUTE RESOLUTION. The parties shall make good faith efforts to resolve any dispute arising under this Agreement within sixty (60) days and shall refrain during that time (except for requests for injunctive relief) from initiating any litigation or other proceeding relating to such dispute. In any litigation arising under this Agreement, the parties hereby irrevocably waive any right to a jury trial and consent to a court trial.

11.3 INDEPENDENT CONTRACTORS. The relationship between the parties is that of independent contractors. Nothing in this Agreement shall be deemed to create an employment, partnership, joint venture or agency relationship between the parties.

11.4 ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party (not to be unreasonably withheld), except in connection with a merger, reorganization or sale of all or substantially all assets or equity interests.

11.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without reference to its conflicts or choice of laws provisions. Each party hereby consents to the exclusive jurisdiction of the state and federal courts located in San Francisco County, California.

11.6 WAIVER. Any waiver by either party of a term or condition of this Agreement in any instance shall not be deemed to be a waiver of any subsequent breach thereof, or of any other provision. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other.

11.7 NOTICES/APPROVALS. All notices, approvals, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been given when: (i) delivered by hand; (ii) sent by facsimile (with confirmation of receipt); or (iii) received by the addressee, if sent by a nationally recognized overnight delivery service or U.S. mail to the addresses or facsimile numbers set forth herein (or to such

--------------------------------------------------------------------------------
r20040516                       Confidential                                   3
other addresses or facsimile numbers as a party may designate by notice to the other party from time to time):

To SFDC:

            Roger Goulart
            VP, Business Development and Alliances
            salesforce.com, inc.
            The Landmark @ One Market, Suite 300
            San Francisco, CA  94105
            (415) 901-5098
            (415) 901-8422 (fax)

            with a copy to:

            David Schellhase VP and General Counsel
            salesforce.com, inc.
            The Landmark @ One Market, Suite 300
            San Francisco, CA  94105
            (415) 901-8490
            (415) 901-8437 (fax)

To Partner:
            Office of General Counsel
            10182 Telesis Court, 6th Floor
            San Diego, CA 92121
            (858) 546 0040

            5858-546 0695

11.8 ENTIRE AGREEMENT. This Agreement (including the attachments and exhibits hereto) represents the complete agreement of the parties, supersedes all prior discussions, communications and agreements between the parties with respect to the subject matter hereof, and cannot be amended or modified except in a writing signed by both parties.

11.9 SEVERABILITY. If any of the provisions, or part thereof, of this Agreement shall be invalid or unenforceable under the laws of the applicable jurisdiction, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or part thereof, and the rights and obligations of the parties shall be construed and enforced accordingly.

11.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Agreement is made and entered into as of the Effective
Date:

SFDC                                              PARTNER

SALESFORCE.COM, INC.                              WebSideStory, Inc.

By:         /s/ David Schellhase                  By:         /s/ Jeff Lunsford

Name:       David Schellhase                      Name:       Jeff Lunsford

Title:      VP & General Counsel                  Title:      CEO

PARTNER LEVEL: [***] (circle one) (default is "Partner" level if none circled).

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
r20040516                       Confidential                                   4

                           SOLUTIONS PROGRAM OVERVIEW

                                      [***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
r20040516                       Confidential                                   5

                                    EXHIBIT A
                            SOLUTIONS PROGRAM DETAIL

1. VALIDATION AND FEES. Partner Products must be "Sforce Validated" in accordance with a separate Validated Solutions Program Agreement between the parties.

2. GO-TO-MARKET FUNDS (GOLD AND PLATINUM ONLY). Partner commits to spending at least the amount specified, within one year of the Effective Date, on sales and marketing activities specifically designed to promote this alliance and the SFDC Service. These funds will be held by Partner and allocated as indicated by the Alliance Business Plan (defined below) or as sponsorship and marketing opportunities arise.

      2.1 Eligible Go-to-Market Activities. Eligible go-to-market activities may include, but are not limited to, the following:

            (a) advertisements or listings in search engines and publications promoting Partner Products and the SFDC Service;

            (b) webinars and mailings to Partner's installed base and prospective customers promoting Partner Products and the SFDC Service;

            (c) trade show sponsorship where Partner Products and the SFDC Service are the focus of Partner "s tradeshow activities;

            (d) joint regional events such as executive seminars, prospect seminars, and prospect networking events promoting Partner Products and the SFDC Service.

            (e) sponsorship and participation in SFDC's annual DreamForce User Conference.

3. DESIGNATED ALLIANCE RESOURCES (GOLD AND PLATINUM ONLY). SFDC and Partner shall each assign a designated alliance resource responsible for building and executing the Alliance Business Plan, managing day to day activities and pipeline, and serving as the main point of escalation for all alliance activities. In addition, SFDC and Partner shall each assign a designated alliance marketing resource to work on building and executing a joint marketing plan.

      3.1 Monitoring. On a biweekly basis, Partner agrees to inquire of its sales representatives regarding their SFDC lead generation activities and report this information to SFDC.

4. ALLIANCE BUSINESS PLAN (GOLD AND PLATINUM ONLY). SFDC and Partner agree to jointly develop a business plan to promote this alliance ("Alliance Business Plan") within 30 days of the Effective Date. The Alliance Business Plan shall include relationship objectives and revenue goals for both parties, marketing activities and engagement rules.

5. WORKSHOPS. Consultant and sforce workshops are available to Partner for additional fees.

6. SALES TRAINING.

      6.1 General Training. SFDC will conduct an initial training session via online conferencing for Partner's sales representatives, the timing to be mutually determined by the parties. Partner sales representatives will be trained on the general value proposition and positioning of the SFDC Service and the process for transferring leads to SFDC.

      6.2 Partner Sales Reps. Partner sales representatives generating leads for the SFDC Service must be capable of effectively delivering the SFDC value proposition and must be generally knowledgeable about the SFDC Service and its interface, advantages and high-level functionality.

      6.3 Partner Sales Rep Training. Partner sales representatives marketing and generating leads for the SFDC Service shall use reasonable efforts to participate in the basic online training provided by SFDC to SFDC users. Partner and relevant personnel within Partner's organization will complete the following online training courses within thirty (30) days of the Effective Date: Sales Representative Sections I and II, Reporting, Administrator Fundamentals Sections I and II, Leads Administrator, and if appropriate, Support Administrator.

      6.4 Further Training. As SFDC upgrades the SFDC Service, applicable Partner sales representatives may be asked to participate in further training to become proficient in generating leads based on those additional services. Partner agrees to make reasonable, good faith efforts to participate in such further training.

--------------------------------------------------------------------------------
r20040516                       Confidential                                   6

      6.5 Demonstrations. Partner agrees to use reasonable efforts to advise SFDC of any demonstrations required to market the SFDC Service to prospective customers, especially those with a sales force or customer service group of greater than twenty-five (25) people.

7. REFERRAL PROGRAM. SFDC will pay referral fees to Partner in accordance with Exhibit B.

8. PROMOTION AND MARKETING.

      8.1 Partner Marketing Programs & Collateral. As reasonable and appropriate, Partner will integrate promotion of this partnership within Partner's marketing materials, website and activities.

      8.2 Marketing Support. As reasonable and appropriate, SFDC will provide Partner with SFDC's standard partner marketing collateral and other standard tools to support Partner's lead generation activities.

      8.3 Future Possibilities. Partner and SFDC will maintain an ongoing, open and collaborative communications channel during the implementation of, and throughout the duration of, the partnership. Based upon the mutual success of the partnership, SFDC and Partner will explore extending the partnership in various ways. The parties plan to discuss partnership progress and extension possibilities approximately every four (4) months.

9. INTERNAL USE DISCOUNT. Should Partner wish to purchase SFDC Service subscriptions for internal use, SFDC agrees to offer Partner the stated discount off then current list price.

10. PARTNER SUPPORT. All Solutions Program partners will receive standard partner support at no additional charge. Gold or Platinum partners may purchase premium partner support for the indicated fees.

--------------------------------------------------------------------------------
r20040516                       Confidential                                   7

                                    EXHIBIT B
                                REFERRAL PROGRAM

1. DEFINITIONS.

      1.1 "First Year Net Revenue" means, with respect to a particular Opportunity, Net Revenue from that Opportunity over the 12-month period beginning on the subscription start date of that Opportunity.

      1.2 "Net Revenue" means the gross amount of SFDC Service subscription fees due SFDC from an SFDC customer, less refunds.

      1.3 "Opportunity" means a single, fully executed and closed order for five
(5) or more annual (or longer) subscriptions to the SFDC Service that, in SFDC's sole reasonable judgment (i) resulted from a purchase via the Partner Site, (ii) resulted from a lead referral by Partner, (iii) is an additional order, by a pre-existing customer of SFDC, that was originated and brought to SFDC by Partner, not at the time or during the prior sixty (60) days in SFDC's active sales process, or (iv) was not originated by Partner but closed due in part to Partner's active and substantial co-selling efforts. In the case of (ii), the following shall also apply: (a) only the referred prospect's initial order will qualify as an Opportunity, (b) the referred prospect must not be an existing SFDC customer or a prospect then currently, or during the prior sixty (60) days, in SFDC's active sales process, and (c) the referred prospect must become a paying SFDC customer within six (6) months of the referral. Opportunities falling under (i), (ii) or (iii) of this definition shall be deemed Opportunities "originated" by Partner.

      1.4 "Registration Link" means one or more unique links to the SFDC Service that are provided and approved by SFDC for use in Partner Services and/or the Partner Site and that can be used to identify Partner referrals who register for the SFDC Service.

2. OPPORTUNITY REFERRAL PAYMENTS TO PARTNER. SFDC shall make Opportunity referral payments to Partner on a per Opportunity basis, the amounts of which shall be determined as follows:

      2.1 With respect to each Opportunity that was originated by Partner, the rate shall be 10% of First Year Net Revenue.

      2.2 With respect to each Opportunity that was not originated by Partner but closed due in part to Partner's active and substantial co-selling efforts, the rate shall range from 0% to 10% as determined by SFDC in its sole discretion based on the nature and extent of such efforts in each case.

3. APPLICATION TO PARTNER SALES REPS. Partner agrees to share at least one-third (1/3) of the total amounts received by Partner with its sales representatives responsible for generating the Opportunity.

4. PAYMENTS TO PARTNER. SFDC will be responsible for billing customers of the SFDC Service and collecting payment. Payments will be made to Partner on a quarterly basis per Opportunity. The first payment for a given Opportunity will be made no later than sixty (60) days after the end of the calendar month of the subscription start date of the Opportunity. Subsequent payments will be made no later than sixty (60) days after the end of each successive three (3) calendar month period. SFDC will provide a summary report with each payment showing how the payment was calculated.

5. DELINQUENT ACCOUNTS. Partner shall refund to SFDC a pro rata portion of payments (based on the appropriate rate) made to Partner for a particular Opportunity to the extent expected customer payments associated with that Opportunity are not received by SFDC. Refund amounts may be offset against other Opportunity referral payments at SFDC's sole discretion. SFDC's right to refunds with respect to a particular Opportunity shall expire ninety (90) days after the one (1) year anniversary of the subscription start date of that Opportunity.

6. ELECTRONIC REGISTRATION OF USERS BY PARTNER. All orders for the SFDC Service through Partner shall be initiated via a Registration Link and shall be subject to acceptance by SFDC in its sole discretion.

7. ADDITIONAL MANUAL TRACKING OF LEADS AND USERS REGISTERED BY PARTNER. In addition to tracking users generated and registered by Partner via the Registration Links, SFDC and Partner may cooperate to develop a process for tracking and ascribing leads generated by Partner but communicated to SFDC via other means. Partner agrees to make good faith and reasonable efforts to document all such referral activity and communicate it promptly to SFDC. Notwithstanding the foregoing, Partner acknowledges that the optimal tracking process is to register users via the Registration Links and that alternative means may result in incomplete tracking.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
r20040516                       Confidential                                   8